Exhibit 3.2



                                            Amended and Restated
                                             as of March 24, 1999








                         BYLAWS



                           OF



          CONSOLIDATED FREIGHTWAYS CORPORATION



         INCORPORATED UNDER THE LAWS OF DELAWARE










                    TABLE OF CONTENTS
                         BYLAWS
                           OF
          CONSOLIDATED FREIGHTWAYS CORPORATION



                         ARTICLE I:

                    LOCATION AND OFFICES

SECTION 1:1.        Principal Office                    1
SECTION 1:2.        Other Offices                       1



                        ARTICLE II:

                       STOCKHOLDERS

SECTION 2:1.   Annual Meeting                           1
SECTION 2:2.   Business to be Conducted
                 at Annual Meeting                      2
SECTION 2:3.   Special Meetings                         3
SECTION 2:4.   Place of Meetings                        3
SECTION 2:5.   Notice of Meetings                       3
SECTION 2:6.   Rules of Conduct                         4
SECTION 2.7.   Quorum and Voting                        4
SECTION 2:8.   Voting; Proxy                            5
SECTION 2:9.   Voting by Fiduciaries, Pledgees and
                    Pledgors                            6
SECTION 2:10.  Nomination of Directors                  6
SECTION 2:11.  List of Stockholders                     7



                        ARTICLE III:

                        DIRECTORS

SECTION 3:1.   General Powers                           8
SECTION 3:2.   Number and Qualifications                8
SECTION 3:3.   Election; Resignation                    8
SECTION 3:4.   Meetings                                 9
SECTION 3:5.   Quorum                                   9
SECTION 3:6.   Committees                               9
SECTION 3:7.   Waiver of Notice                        10
SECTION 3:8.   Consent                                 10
SECTION 3:9.   Notice to Members of the Board          10
SECTION 3:10.  Presiding Officer                       11
SECTION 3:11.  Compensation                            11
SECTION 3:12.  Interested Directors                    11



                               ARTICLE IV:

                                OFFICERS

SECTION 4:1.   Appointment                             12
SECTION 4:2.   Tenure                                  12
SECTION 4:3.   Salaries                                12
SECTION 4:4.   Chairman of the Board                   12
SECTION 4:5.   President                               13
SECTION 4:6.   Vice Presidents                         13
SECTION 4:7.   Secretary                               14
SECTION 4:8.   Treasurer                               14
SECTION 4:9.   Other Officers                          15



                            ARTICLE V:

                    CAPITAL STOCK AND DIVIDENDS

SECTION 5:1.   Certificates for Shares                 15
SECTION 5:2.   Transfers                               15
SECTION 5:3.   Regulations Governing Issuance and
                 Transfers of Shares                   16
SECTION 5:4.   Transfer Agents and Registrars          16
SECTION 5:5.   Lost or Destroyed Certificates          16
SECTION 5:6.   Fractions of Shares                     16
SECTION 5:7.   Determination of Stockholders           17
SECTION 5:8.   Record Date                             17



                        ARTICLE VI:

              OTHER SECURITIES OF THE CORPORATION      17



                        ARTICLE VII:

                     INDEMNIFICATION

SECTION 7:1.   General Indemnification                 18
SECTION 7:2.   Insurance, Indemnification
                 Agreements and Other Matters          18
SECTION 7:3.   Nonexclusivity                          19



                       ARTICLE VIII:

                      MISCELLANEOUS

SECTION 8:1.   Voting Shares in Other Corporations     19
SECTION 8:2.   Execution of Other Papers and Documents 19
SECTION 8:3.   Corporate Seal                          20
SECTION 8:4.   Books and Records                       20
SECTION 8:5.   Fiscal Year                             20
SECTION 8:6.   Amendments                              20








                  AMENDED AND RESTATED
                         BYLAWS
                           OF
          CONSOLIDATED FREIGHTWAYS CORPORATION



            ARTICLE I:  LOCATION AND OFFICES


Principal Office.

      SECTION  1:1.  The principal office of Consolidated
Freightways Corporation (the "Corporation") shall be at such place as the Board of Directors of the Corporation
(the "Board") may from time to time determine, but until a change is effected such principal office shall be at 175 Linfield Drive in the City of Menlo Park, California.

Other Offices.

      SECTION  1:2.  The Corporation may also have  other
offices, in such places (within or without the State of Delaware) as the Board may from time to time determine.

               ARTICLE II:  STOCKHOLDERS

Annual Meeting.

      SECTION 2:1.  An annual meeting of the stockholders
of the Corporation shall be held at 10:00 o'clock a.m. on the last Monday of April of each year, beginning in 1997, if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday or on such other date as shall be designated from time to time by the Board. The purpose of the meeting shall be to elect directors and to transact such other business as properly may be brought before the meeting. If the Corporation shall fail to hold said meeting for the election of directors on the date aforesaid, the Board shall cause the election to be held by the stockholders as soon thereafter as convenient.


Business to be Conducted at Annual Meeting.

     SECTION 2:2.1  At an annual meeting of stockholders,
only  such business shall be conducted as shall have been
brought   before   the  meeting  (i)  pursuant   to   the
Corporation's notice of the meeting, (ii) by  or  at  the
direction  of the Board (or any duly organized  committee
thereof),  or (iii) by any stockholder of the Corporation
who  is a stockholder of record on the date of giving  of
the  notice provided for in this Section 2:2 and  on  the
record   date   for  the  determination  of  stockholders
entitled to vote at such meeting and who has complied with the notice procedures set forth in this Section 2:2.

      SECTION  2:2.2  In addition to any other applicable
requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice in proper written form to the Secretary which notice is not withdrawn by such stock-holder at or prior to such annual meeting.

      SECTION 2:2.3 To be timely, a stockholder's  notice
to  the  Secretary  must be delivered or  mailed  to  and
received  by  the  Secretary at the  principal  executive
offices   of the Corporation no later than the  close  of
business  on the forty-fifth (45th) day nor earlier  than
the  close  of business on the seventy-fifth  (75th)  day
prior  to the fist anniversary date of the date on  which
the  Corporation  first mailed proxy  materials  for  the
preceding   year's   annual  meeting   of   stockholders;
provided,  however,  that in the event  that  the  annual
meeting  is  called for a date that is not within  thirty
days  before  or  after  the  anniversary  date  of   the
preceding   year's   annual  meeting,   notice   by   the
stockholder  to be timely must be so received  not  later
than  the close of business on the later of the ninetieth
(90th)  day  prior to such annual meeting  or  tenth  day
following the day on which such notice of the date of the
annual  meeting was mailed or such public  disclosure  of
the date of the annual meeting was made, whichever occurs
first.   "Public disclosure" shall mean disclosure  in  a
press release reported to a national news service or in a document publicly filed with the Securities and Exchange
Commission.

      SECTION  2:2.4 To be in proper written  form,  such
stockholder's notice must set forth as to each matter the
stockholder  proposes to bring before the annual  meeting
(i)  a  brief description of the business desired  to  be
brought  before  the annual meeting and the  reasons  for
conducting such business at such meeting; (ii)  the  name
and  address, as they appear on the Corporation's  books,
of  the stockholder proposing such business, and the name
and  address  of the beneficial owner, if any,  on  whose
behalf the proposal is made; (iii) the class, series  and
the number of shares of the Corporation's stock which are
beneficially  owned by such stockholder,  the  beneficial
owner, if any, on whose behalf the proposal is made; (iv)
a  description  of  all  arrangements  or  understandings
between  such  stockholder or beneficial  owner  and  any
other  person  or  persons  (including  their  names)  in
connection  with  the proposal of such business  by  such
stockholder or beneficial owner and any material interest
of  the stockholder, and of the beneficial owner, if any,
on  whose  behalf the proposal is made, in such business;
(v)  whether either such stockholder or beneficial  owner
intends to deliver a proxy statement and form of proxy to
holders  of  at least the percentage of the Corporation's
voting shares required under applicable law to carry  the
proposal, and (vi) a representation that such stockholder
or  beneficial owner intends to appear in  person  or  by
proxy at the annual meeting to being such business before
the meeting.  Notwithstanding the foregoing provisions to
include   information  with  respect  to  a   stockholder
proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations under the 1934 Act.
Nothing in these by-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-
8 under the 1934 Act.


      SECTION  2:2.5  Notwithstanding anything  in  these
Bylaws to the contrary, no business shall be conducted at
an  annual  meeting except in accordance with  the  proce
dures set forth in this Section 2:2.  The chairman of the
meeting  may,  if the facts warrant, determine  that  the
business  was not properly brought before the meeting  in
accordance with the provisions of this Section  2:2;  and
if  the chairman should so determine, the chairman  shall
so  declare  to  the meeting, and any such  business  not
properly  brought  before  the  meeting  shall   not   be
transacted.

Special Meetings.

      SECTION  2:3.  Special meetings of stockholders  of
the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief
Executive  Officer  or a majority of  the  entire  Board.
Special meetings of the stockholders of the Corporation may not be called by any other person or persons.
Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting as provided in Section 2:5, and only such business as is stated in such notice shall be acted upon thereat.

Place of Meetings.

     SECTION 2:4.  All meetings of the stockholders shall
be held at the principal office of the Corporation, or at
such  other  place,  within  or  without  the  State   of
Delaware, as may be determined by the Board and stated in the notice of the meeting.

Notice of Meetings.

      SECTION 2:5.  Written notice of each meeting of the
stockholders stating the place, date, and hour of the meeting, and, in case of a special meeting or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be delivered by mail not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the person calling the meeting, to each stockholder entitled to vote at such meeting. The notice of a stockholders' meeting shall be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to each stockholder at such stockholder's address as it appears on the records of the Corporation.


Rules of Conduct.

      SECTION 2:6.  The Board of the Corporation shall be
entitled  to  make  such  rules or  regulations  for  the
conduct  of  meetings of stockholders as  it  shall  deem
necessary,  appropriate or convenient.  Subject  to  such
rules  and regulations of the Board, if any, the chairman
of  the  meeting  shall have the right and  authority  to
prescribe such rules, regulations and procedures  and  to
do  all  such acts as, in the judgment of such  chairman,
are  necessary, appropriate or convenient for the  proper
conduct  of  the meeting, including, without  limitation,
establishing  an  agenda or order  of  business  for  the
meeting,  rules and procedures for maintaining  order  at
the  meeting and the safety of those present, limitations
on  participation  in  such meeting  to  stockholders  of
record  of the Corporation and their duly authorized  and
constituted  proxies,  and  such  other  persons  as  the
chairman  shall  permit, restrictions  on  entry  to  the
meeting   after  the  time  fixed  for  the  commencement
thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board or the chairman of the meeting, meeting of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.


Quorum and Voting.

      SECTION  2:7.1   The holders of a majority  of  the
outstanding shares (exclusive of treasury stock) entitled
to  vote at any meeting of the stockholders, when present
in  person or by proxy, shall constitute a quorum for the
transaction of business, except as otherwise provided  by
statute,   the  Certificate  of  Incorporation   of   the
Corporation or these Bylaws; but in the absence of such a
quorum   the   holders  of  a  majority  of  the   shares
represented  at the meeting shall have the  right succes-
sively to adjourn the meeting to a specified date.   When
a  meeting is adjourned to another time or place,  notice
need  not  be given of the adjourned meeting if the  time
and  place thereof are announced at the meeting at  which
the  adjournment is taken.  At the adjourned meeting  the
Corporation  may transact any business which  might  have
been   transacted  at  the  original  meeting.   If   the
adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 2:7.2  The absence from any meeting of  the
number of shares required by statute, the Certificate of Incorporation of the Corporation or these Bylaws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

      SECTION 2:7.3  When a quorum is present at any meet
ing of the stockholders, the vote of the holders (present in person or represented by proxy) of a majority of the shares of stock which are actually voted (and have the power to vote) on any proposition or question properly brought to a vote at such meeting shall decide any such proposition or question, unless the proposition or ques-tion is one upon which by express provision of statute or of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and establish the number of votes required to determine such proposition or question.

Voting; Proxy.

      SECTION  2:8.1   Whenever the law requires  or  the
chairman of the meeting orders that a vote be taken by ballot, each stockholder entitled to vote on a particular question at a meeting of stockholders, pursuant to law or the Certificate of Incorporation, shall be entitled to one vote for each share of voting stock held by such stockholder. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum. The date for determining the stockholders entitled to vote at a meeting of the stockholders shall be determined pursu-ant to Section 5:8.

      SECTION 2:8.2  Each stockholder entitled to vote at
a meeting of stockholders may authorize another person or
persons to act for such stockholder by proxy; but no such
proxy shall be voted or acted upon after three years from
its  date, unless the proxy provides for a longer period.
A  duly  executed proxy shall be irrevocable if it states
that it is irrevocable and if, and only as long as, it is
coupled with an interest sufficient in law to support  an
irrevocable  power.   A  proxy may  be  made  irrevocable
regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Voting by Fiduciaries, Pledgees and Pledgors.

      SECTION  2:9.  Persons holding stock in a fiduciary
capacity  shall be entitled to vote the shares  so  held.
Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or the pledgee's proxy may represent such stock and vote thereon.

Nomination of Directors.

      SECTION  2:10.1  Only persons who are nominated  in
accordance with the following procedures shall be eligi-ble for election as directors of the Corporation, except as may be otherwise expressly provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for elec-tion to the Board may be made at any annual meeting of stockholders, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 2:10 and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2:10.

      SECTION 2:10.2  In addition to any other applicable
requirements, for a nomination to be made by a stockhold-er, such stockholder must have given timely notice there of in proper written form to the Secretary of the Corporation.

      SECTION 2:10.3 To be timely, a stockholder's notice
to  the  Secretary  must be delivered or  mailed  to  and
received  by  the  Secretary at the  principal  executive
offices   of the Corporation no later than the  close  of
business  on the forty-fifth (45th) day nor earlier  than
the  close  of business on the seventy-fifth  (75th)  day
prior  to the fist anniversary date of the date on  which
the  Corporation  first mailed proxy  materials  for  the
preceding   year's   annual  meeting   of   stockholders;
provided,  however,  that in the event  that  the  annual
meeting  is  called for a date that is not within  thirty
days  before  or  after  the  anniversary  date  of   the
preceding   year's   annual  meeting,   notice   by   the
stockholder  to be timely must be so received  not  later
than  the close of business on the later of the ninetieth
(90th)  day  prior to such annual meeting  or  tenth  day
following the day on which such notice of the date of the
annual  meeting was mailed or such public  disclosure  of
the date of the annual meeting was made, whichever occurs
first.   "Public disclosure" shall mean disclosure  in  a
press release reported to a national news service or in a document publicly filed with the Securities and Exchange
Commission.

      SECTION  2:10.4  To be in proper  written  form,  a
stockholder's notice to the Secretary must set forth  (i)
as  to  each  person  whom  the stockholder  proposes  to
nominate  for election as a director (A) the  name,  age,
business address and residence address of the person, (B)
the principal occupation or employment of the person, (C)
the  class,  series and the number of  share  of  capital
stock of the Corporation which are owned beneficially  or
of  record  by  the person and (D) any other  information
relating  to  the  person that would be  required  to  be
disclosed in a proxy statement or other filings  required
to  be  made in connection with solicitations of  proxies
for  election of directors in an election contest  or  is
otherwise  required  pursuant  to  Section  14   of   the
Securities   Exchange  Act  of  1934,  as  amended   (the
"Exchange   Act"),   and   the  rules   and   regulations
promulgated  thereunder; and (ii) as to  the  stockholder
giving the notice or the beneficial owner on whose behalf
the  nomination is made, (A) the name and address of such
stockholder  as  they appear on the Corporation's  books,
(B)  the class or series and the number of shares of  the
Corporation's stock which are beneficially owned by  such
stockholder  and beneficial owner, (C) a  description  of
all   arrangements   or   understandings   between   such
stockholder or beneficial owner and each proposed nominee
and  any other person or persons (including their  names)
pursuant  to which the nomination(s) are to  be  made  by
such    stockholder   or   beneficial   owner,   (D)    a
representation that such stockholder or beneficial  owner
intends to appear in person or by proxy at the meeting to
nominate  the  persons named in its notice,  (E)  whether
either  such stockholder or beneficial owner  intends  to
deliver a proxy statement and form of proxy to holders of
a sufficient number of the Corporation's voting shares to
elect  such  nominee  or  nominees,  and  (F)  any  other
information  relating to such stockholder  or  beneficial
owner  that would be required to be disclosed in a  proxy
statement  or  other  filings  required  to  be  made  in
connection with solicitations of proxies for election  of
directors pursuant to Section 14 of the Exchange Act  and
the  rules and regulations promulgated thereunder.   Such
notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      SECTION  2:10.5   No person shall be  eligible  for
election   as  a  director  of  the  Corporation   unless
nominated in accordance with the procedures set forth  in
this  Section  2:10.   If  the chairman  of  the  meeting
determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

List of Stockholders.

     SECTION 2:11.  The Secretary shall prepare and make,
at least ten days before every meeting of stockholders, a
complete list of the stockholders entitled to vote at the
meeting, arranged in alphabetical order, and showing  the
address  of  each  stockholder and the number  of  shares
registered  in the name of each stockholder.   Such  list
shall be open to the examination of any stockholder,  for
any  purpose  germane  to  the meeting,  during  ordinary
business  hours, for a period of at least ten days  prior
to  the meeting, either at a place within the city  where
the meeting is to be held, which place shall be specified
in the notice of the meeting, or, if not so specified, at
the  place  where the meeting is to be  held.   The  list
shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2:11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                 ARTICLE III: DIRECTORS

General Powers.

     SECTION 3:1.  The Board shall control and manage the
business and property of the Corporation.  The Board  may
exercise  all such powers of the Corporation and  do  all
lawful acts and things as are not by law, the Certificate
of  Incorporation or these Bylaws directed or required to
be   exercised  or  done  by  the  stockholders  or  some
particular officer of the Corporation.

Number and Qualifications.

      SECTION  3:2.   The  number of directors  shall  be
determined from time to time by resolution of the Board in accordance with the terms of Article FIFTH of the Certificate of Incorporation.


Election; Resignation.

      SECTION 3:3.  Except as provided in the Certificate
of   Incorporation  with  respect  to  the   filling   of
vacancies,  directors shall be elected by a plurality  of
the  votes  cast at annual meetings of stockholders,  and
shall  hold office until the annual meeting for the  year
in  which his term expires and until his successor  shall
be  elected and shall qualify, subject, however, to prior
death,   resignation,  retirement,  disqualification   or
removal from office. Any director may resign at any time upon written notice to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board. Directors need not be stockholders. The directors who are to be elected at the annual meeting of the stockholders shall be elected by ballot by the holders of shares entitled to vote.

Meetings.

      SECTION  3:4.1.   The Board of the Corporation  may
hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there be one, the President or any director.
Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or facsimile transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

      SECTION  3:4.1.   Members  of  the  Board,  or  any
committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting in this manner shall constitute presence in person at such meeting.

Quorum.

       SECTION   3:5.    Except  as  may   be   otherwise
specifically provided by law, the Certificate of  Incorpo
ration  or these Bylaws, at all meetings of the Board,  a
majority  of the entire Board shall constitute  a  quorum
for the transaction of business and the act of a majority
of the directors present at any meeting at which there is
a  quorum  shall be the act of the Board.   If  a  quorum
shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Committees.

      SECTION  3:6.   The Board shall have the  following
committees:   a  Compensation  Committee  and  an   Audit
Committee.   The  Board may, by resolution  passed  by  a
majority  of  the  entire Board, designate  one  or  more
additional  committees.  Each committee shall consist  of
three  or more of the directors of the Corporation.   The
Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.
In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.

Waiver of Notice.

     SECTION 3:7.  Any notice which is required by law or
by the Certificate of Incorporation or by these Bylaws to
be given to any director may be waived in writing, signed
by such director, whether before or after the time stated
therein.   Attendance of a director at any meeting  shall
constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Consent.

     SECTION 3:8.  Any action required or permitted to be
taken at any meeting of the Board (or of any committee thereof) may be taken without a meeting if all members of the Board (or committee) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board (or committee).

Notice to Members of the Board.

      SECTION  3:9.  Each member of the Board shall  file
with the Secretary of the Corporation an address to which
mail,  by hand deliveries or overnight commercial courier
deliveries  may  be  transmitted and, if  appropriate,  a
telephone  number  to  which  facsimile  notices  may  be
transmitted.  A notice mailed, delivered by  hand  or  by
overnight commercial courier (receipt requested) or trans-
mitted by facsimile (with confirmation receipt) in  accor
dance  with  the  instructions provided by  the  director
shall  be  deemed  sufficient notice.   Such  address  or
telephone number may be changed at any time and from time
to  time  by a director by giving written notice of  such
change  to  the Secretary.  Failure on the  part  of  any
director to keep an address and, if applicable, telephone
number  on  file  with the Secretary shall  automatically
constitute  a waiver of notice of any regular or  special
meeting  of  the  Board which might be  held  during  the
period of time that such address and telephone number, if
applicable, are not on file with the Secretary.  A notice
shall be deemed to be mailed when deposited in the United
States  mail, postage prepaid.  A notice shall be  deemed
to  be  delivered  by  hand  or by  overnight  commercial
courier  or  by facsimile transmission when sent  to  the
address  or telephone number, as the case may  be,  which
the  director has placed on file with the Secretary,  and
in   the   case   of  facsimile  transmission,   when   a
confirmation receipt is received.

Presiding Officer.

      SECTION  3:10.   The Chairman of  the  Board  shall
preside at all meetings of the Board at which the Chairman is present. In the absence of the Chairman, the Board shall select a chairman of the meeting from among the directors present.

Compensation.

      SECTION  3:11.   The directors may  be  paid  their
expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated retainer as director.
No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Interested Directors.

      SECTION  3:12.  No contract or transaction  between
the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
or (ii) the material facts as to his or their relation-ship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stock-holders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                  ARTICLE IV: OFFICERS

Appointment.

      SECTION  4:1.  At the annual meeting of  the  Board
following   their  election  by  the  stockholders,   the
directors  shall elect from its membership a Chairman  of
the  Board  and a President.  The Board shall elect  such
Vice  Presidents,  a  Secretary, a  Treasurer,  Assistant
Secretaries,   Assistant  Treasurers   and   such   other
officers, as the Board may from time to time deem necessary or appropriate.

Tenure.

      SECTION 4:2.  Officers appointed by the Board shall
hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board; and all offi-cers of the Corporation shall hold office until their successors are chosen and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any officer appointed by the Board may be removed by the Board with or without a hearing and with or without cause whenever in its judgment the best interests of the Corporation will be served thereby.


Salaries.

      SECTION 4:3.  The salaries of all officers  of  the
Corporation shall be fixed by the Board (or any committee thereof established for such purpose).


Chairman of the Board.

     SECTION 4:4.  The Chairman of the Board, if there be
one,  shall  preside at all meetings of the  stockholders
and  of  the Board.  Either the Chairman of the Board  or
the President shall be the Chief Executive Officer of the
Corporation, and except where by law the signature of the
President  is required, the Chairman of the  Board  shall
possess   the  same  power  as  the  President  to   sign
certificates for the stock of the Corporation,  with  the
Secretary  (or any Assistant Secretary) or Treasurer  (or
any  Assistant  Treasurer),  and  all  bonds,  mortgages,
contracts, and other instruments of the Corporation which
may be authorized by the Board or by such Chairman of the
Board  or  by  the  President except  where  required  or
permitted by law to be otherwise signed and executed  and
except  that  the  other officers of the Corporation  may
sign  and  execute documents when so authorized by  these
Bylaws,  the  Board, the Chairman of  the  Board  or  the
President.   During  the absence  or  disability  of  the
President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President.

President.

      SECTION  4:5.   The  President shall  have  general
supervision of the business of the corporation and  shall
see  that all orders and resolutions of the Board or  the
Chairman  of  the  Board are carried  into  effect.   The
President  may  sign certificates for the  stock  of  the
Corporation,   with  the  Secretary  (or  any   Assistant
Secretary) or Treasurer (or any Assistant Treasurer)  and
execute all deeds, bonds, mortgages, contracts and  other
instruments of the Corporation authorized by  the  Board,
by the Chairman of the Board or by such President, except
where required or permitted by law to be otherwise signed
and  executed and except that the other officers  of  the
Corporation may sign and execute documents when so
authorized by these Bylaws, the Board, the Chairman of the
Board or the President.  In the absence or disability  of
the  Chairman  of  the Board, or if there  be  none,  the
President   shall   preside  at  all  meetings   of   the
stockholders and the Board.

Vice Presidents.

      SECTION  4:6.  Each Vice President shall have  such
powers, duties and designations as the Board (or any committee thereof established for such purpose) assigns to such Vice President. In the absence or disability of the President and the Chairman of the Board, the Vice
Presidents, in the order designated by the Board, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may also sign certificates for the stock of the Corporation, with the Secretary (or any Assistant Secretary) or Treasurer (or any Assistant Treasurer), and, when so authorized by these Bylaws, the Board, the Chairman of the Board or the President, may also sign and execute in the name of the Corporation deeds, mortgages, bonds, con-tracts or other instruments authorized by the Board, and shall perform such other duties as from time to time may be assigned to any Vice President by the Board, the Chairman of the Board or the President.

Secretary.

      SECTION  4:7.  The Secretary shall attend all  meet
ings  of  the Board and all meetings of stockholders  and
record all the proceedings thereat in a book or books  to
be  kept  for  that  purpose; the  Secretary  shall  also
perform  like duties for the standing committees when  re
quired.  The Secretary shall give, or cause to be  given,
notice  of  all meetings of the stockholders and  special
meetings  of  the  Board, and shall  perform  such  other
duties  as  may be prescribed by the Board or  the Presi-
dent,  under whose supervision such Secretary  shall  be.
If the Secretary shall be unable or shall refuse to cause
to  be  given  notice of all meetings of the stockholders
and  special  meetings of the Board, and if there  be  no
Assistant  Secretary,  then  either  the  Board  or   the
President may choose another officer to cause such notice
to  be  given.  The Secretary shall have custody  of  the
seal  of  the  Corporation  and  the  Secretary  or   any
Assistant Secretary, if there be one, shall have authori-
ty  to affix the same to any instrument requiring it  and
when  so affixed, it may be attested by the signature  of
the  Secretary,  any Assistant Secretary, the  Treasurer,
any Assistant Treasurer or other officer.  The Board, the
Chairman  of the Board or the President may give  general
authority to any other officer to affix the seal  of  the
Corporation and to attest the affixing by such  officer's
signature.   The  Secretary shall  see  that  all  books,
reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. In the absence of the Secretary from any meeting, the minutes shall be recorded by the person appointed for that purpose by the presiding officer.

Treasurer.

      SECTION 4:8.  The Treasurer shall have the  custody
of the corporate funds and securities and shall keep full
and  accurate  accounts of receipts and disbursements  in
books belonging to the Corporation and shall deposit  all
moneys and other valuable effects in the name and to  the
credit of the Corporation in such depositories as may  be
designated by the Board, the Chairman of the Board or the
President.  The Treasurer shall disburse the funds of the
Corporation as may be ordered by the Board, taking proper
vouchers for such disbursements, and shall render to  the
President and the Board at its regular meetings, or  when
the Board so requires, an account of all transactions  as
Treasurer   and  of  the  financial  condition   of   the
Corporation.   If  required by the Board,  the  Treasurer
shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his posses-sion or under his control belonging to the Corporation.

Other Officers.

      SECTION 4:9.  In accordance with Section 4:1,  such
other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

         ARTICLE V: CAPITAL STOCK AND DIVIDENDS

Certificates for Shares.

       SECTION  5:1.   Every  holder  of  stock  in   the
Corporation  shall  be  entitled to  have  a  certificate
signed,  in  the  name  of  the Corporation  (i)  by  the
Chairman  of the Board, the President or a Vice President
and  (ii) by the Treasurer or an Assistant Treasurer,  or
the   Secretary   or  an  Assistant  Secretary   of   the
Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Transfers.

      SECTION  5:2.  Certificates representing shares  of
stock of the Corporation shall be transferable only on the books of the Corporation by the person or persons named in the certificate or by the attorney lawfully constituted in writing representing such person or per-sons and upon surrender of the certificate or certifi cates being transferred which certificate shall be proper-ly endorsed for transfer or accompanied by a duly executed stock power. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certifi-cate, evidence of authority to transfer shall also be submitted with the certificate. All certificates surren-dered to the Corporation for transfer shall be cancelled.

Regulations Governing Issuance and Transfers of Shares.

      SECTION  5:3.  The Board shall have the  power  and
authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Transfer Agents and Registrars.

     SECTION 5:4.  Transfer agents and registrars for the
Corporation's  stock shall be banks, trust  companies  or
other  financial institutions located within  or  without
the State of Delaware as shall be appointed by the Board,
the  Chairman of the Board or the President.   The  Board
shall define the authority of such transfer agents and registrars.

Lost or Destroyed Certificates.

      SECTION 5:5.  Where a certificate for shares of the
Corporation  has been lost or destroyed,  the  Board  may
authorize  the  issuance  of a new  certificate  in  lieu
thereof   upon  satisfactory  proof  of  such   loss   or
destruction, and upon the giving of an open penalty  bond
with  surety satisfactory to the Corporation's  Treasurer
and  General  Counsel, if there be one,  to  protect  the
Corporation or any person injured by the issuance of  the
new certificate from any liability or expense which it or
they  may  incur by reason of the original  certificate's
remaining   outstanding,  and   upon   payment   of   the
Corporation's reasonable costs incident thereto.

Fractions of Shares.

      SECTION  5:6.   The  Corporation  shall  not  issue
fractions of a share.  It shall, however, (1) arrange for
the disposition of fractional interests by those entitled
thereto,  and (2) pay in cash the fair value of fractions
of  a share as of the time when those entitled to receive
such  fractions  are determined, or (3)  issue  scrip  or
warrants in registered or bearer form which shall entitle
the holder to receive a certificate for a full share upon
the  surrender  of such scrip or warrants  aggregating  a
full  share.   Scrip or warrants shall not, unless  other
wise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, or to par-ticipate in any of the assets of the Corporation in the event of liquidation. The Board may cause scrip or warrants to be issued subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board may impose.

Determination of Stockholders.

      SECTION 5:7.  The Corporation shall be entitled  to
treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Record Date.

      SECTION  5:8.   In order that the  Corporation  may
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

      (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stock holders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

      (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

    ARTICLE VI:  OTHER SECURITIES OF THE CORPORATION

     All bonds, debentures and other corporate securities
of the Corporation, other than stock certificates, may be
signed (by manual or facsimile signature) by the Chairman
of  the  Board,  the President or any Vice President,  or
such other person as may be authorized by the Board,  and
the  corporate seal impressed thereon or a  facsimile  of
such  seal  imprinted thereon and attested (by manual  or
facsimile signature) by the signature of the Secretary or
an  Assistant Secretary, or the Treasurer or an Assistant
Treasurer,  or such other person as may be authorized  by
the  Board.   Interest coupons appertaining to  any  such
bond,  debenture  or other corporate security,  shall  be
signed  by the Chairman of the Board, the President,  any
Vice  President, Treasurer or any Assistant Treasurer  of
the   Corporation,  or  such  other  person  as  may   be
authorized by the Board, or bear imprinted thereon the facsimile signature such person. In case any person who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be an officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

              ARTICLE VII:  INDEMNIFICATION

General Indemnification.

     SECTION 7:1.  The Corporation shall indemnify to the
fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.
Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 7:1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

Insurance, Indemnification Agreements and Other Matters.

      SECTION  7:2.   The Corporation  may  purchase  and
maintain insurance on behalf of any person who is or  was
a  director,  officer, employee or agent of  the Corpora-
tion, or is serving at the request of the Corporation  as
a   director,  officer,  employee  or  agent  of  another
Corporation, partnership, joint venture, trust,  employee
benefit  plan  or other enterprise against any  liability
asserted  against him and incurred by  him  in  any  such
capacity,  or arising out of his status as such,  whether
or  not the Corporation would have the power to indemnify
him  against such liability under the provisions  of  the
law.   The Corporation may create a trust fund,  grant  a
security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

Nonexclusivity.

       SECTION   7:3.    The  rights  to  indemnification
conferred  in this Article VII shall not be exclusive  of
any  other  right which any person may have or  hereafter
acquire   under   any   statute,   the   Certificate   of
Incorporation of the Corporation, these Bylaws or any agreement, vote of stockholders or directors or other-wise.

              ARTICLE VIII: MISCELLANEOUS

Voting Shares in Other Corporations.

      SECTION 8:1.  The Corporation may vote any and  all
shares of stock and other securities having voting rights which may at any time and from time to time be held by it in any other corporation or corporations and such vote may be cast either in person or by proxy by such officer of the Corporation as the Board may appoint or, in default of such appointment, the Chairman, the President or a Vice President.

Execution of Other Papers and Documents.

      SECTION  8:2.   All checks, bills,  notes,  drafts,
vouchers,  warehouse  receipts,  bonds,  mortgages,  con-
tracts,   registration   certificates   and   all   other
instruments, agreements, papers and documents of the Corporation shall be signed or endorsed for the Corpora-tion by such of its officers, other employees and agents as the Board may from time to time determine, or in the absence of such determination, by the Chairman of the Board, the President or a Vice President.

Corporate Seal.

      SECTION  8:3.  The Board shall provide  a  suitable
seal, containing the name of the Corporation, the year of
its   organization   and  the  words   "Corporate   Seal,
Delaware," which seal shall be in the custody of the Secretary of the Corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officers of the Corporation as the Board may pre-scribe.

Books and Records.

      SECTION 8:4.  Except as the Board may from time  to
time direct or as may be required by law, the Corporation shall keep its books and records at its principal office.

Fiscal Year.

      SECTION  8:5.   The fiscal year of the  Corporation
shall be fixed by resolution of the Board.

Amendments.

      SECTION 8:6.  These Bylaws may be amended,  altered
or repealed, or new Bylaws may be adopted (a) by the affirmative vote of eighty percent of the outstanding stock of the Corporation entitled to vote thereon, or (b) by the affirmative vote of the majority of the Board at any regular or special meeting; provided that the notice of such meeting of stockholders or directors, whether regular or special, shall specify as one of the purposes thereof the making of such amendment, alteration or repeal.